UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

Dollar General Corporation

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Underwriting Agreement

On March 28, 2017, Dollar General Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein (the “Underwriters”) with respect to the Company’s issuance and sale of $600,000,000 aggregate principal amount of its 3.875% Senior Notes due 2027 (the “Notes”). Settlement for the offering of the Notes is expected to occur on April 11, 2017.  The net proceeds from the offering of the Notes will be used to repay all outstanding $500,000,000 aggregate principal amount of the Company’s 4.125% senior notes due 2017 (the “4.125% Notes”), including accrued interest, fees, premium and expenses associated with the redemption of the 4.125% Notes, and for general corporate purposes.

The sale of the Notes is being made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-216940) (the “Registration Statement”), including a preliminary prospectus supplement dated March 28, 2017 (the “Prospectus Supplement”) to the prospectus contained therein dated March 24, 2017 (the “Base Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and a free writing prospectus dated March 28, 2017 (the “Free Writing Prospectus”), filed by the Company with the Commission, pursuant to Rule 433 under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Company for which they received or will receive customary fees and expenses.  The Underwriters and their respective affiliates may also, from time to time, enter into arm’s-length transactions with the Company in the ordinary course of their business.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01.                               OTHER EVENTS.

At the Company’s direction, the Trustee sent a notice of conditional full redemption for the 4.125% Notes to holders of such 4.125% Notes on March 28, 2017. The 4.125% Notes will be redeemed on April 27, 2017 (the “Redemption Date”) at a redemption price (the “Redemption Price”) equal to the sum of the present values of the remaining scheduled payments of the principal and interest thereon to maturity (not including any portions of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus the accrued interest thereon to, but excluding, the Redemption Date. The Company’s obligation to pay the Redemption Price on the Redemption Date shall be conditioned upon the completion of a debt financing entered into for the purpose of refinancing the 4.125% Notes and the receipt prior to the Redemption Date by the Company of the net proceeds therefrom in an amount at least equal to the Redemption Price. It is anticipated that the consummation of the offering of the Notes described in Item 1.01 above will satisfy the foregoing condition. The Company may, in its sole discretion, waive the foregoing condition and/or use any other available funds (including, without limitation, borrowings under its senior secured revolving credit facility or commercial paper program) to pay the Redemption Price on the Redemption Date.

In connection with the offering by the Company of the Notes, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement, the Base Prospectus and/or the Prospectus Supplement: (i) the Underwriting Agreement

(Exhibit 1.1 hereto) and (ii) certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 hereto).

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR GENERAL CORPORATION

Date: March 28, 2017	By:	/s/ John W. Garratt
Name: John W. Garratt
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1

Underwriting Agreement, dated March 28, 2017, among the Company, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein.

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-216940).